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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                       Date of Report: September 28, 2001


                           ACT Teleconferencing, Inc.
             (Exact name of registrant as specified in its charter)


         Colorado                0-27560                   84-1132665
(State of Incorporation) (Commission File No.) (IRS Employer Identification No.)


             1658 Cole Boulevard, Suite 130, Golden, Colorado 80401
                (Address of principal executive offices) Zip Code


                                 (303) 235-9000
                         (Registrant's telephone number)

ITEM 2. ACQUISITION OF ASSETS

     On October 10, 2001 (with effect from October 1, 2001), ACT Videoconferencing, Inc. (the "Company"), a Minnesota corporation and wholly owned subsidiary of ACT Teleconferencing, Inc. ("ACT"), closed on the acquisition of substantially all of the assets of PictureTel Corporation's 1414c worldwide video conferencing service delivery business. The assets acquired include tangible property (equipment, furniture and machinery), software, and customer contracts. The assets were previously used by PictureTel Corporation to provide global video conferencing services and ACT plans to use the acquired assets for the same purpose.

     The purchase price consisted of $1 million in cash, $2.5 million in notes bearing interest at 10%, and 769,231 shares of ACT common stock. Due to the increase in the market value of ACT's common stock, the value of the consideration amounted to a total of approximately $10 million at the date of closing. The principal amount of the notes is due in four equal semi-annual installments beginning in April 2002. The common shares issued in the transaction are restricted securities as defined under Rule 144 of the Securities Act of 1933.

     The purchase price and terms were negotiated on an arms length basis with PictureTel Corporation. No principal of PictureTel Corporation had a relationship with ACT or the Company prior to the transaction.
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     It is impracticable to provide any financial statements with this filing that may be required to be filed pursuant to Item 7 of Form 8-K. Any financial statements required to be filed pursuant to Item 7 of Form 8-K will be filed by amendment within 60 days of the due date of this filing.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

     On September 28, 2001, the Company closed on the $5,000,000 sale of 769,231 shares of restricted common stock to existing institutional investors (the "Private Placement"). Under the terms of the Private Placement, the Company must file a registration statement with the Securities and Exchange Commission within 30 business days of closing for the resale of the 769,231 shares issued in the Private Placement and use its best efforts to have the registration declared effective within 90 days after filing.

     On October 11, 2001, the Company liquidated the 2000 outstanding shares of its Series A Preferred Stock ("Series A") in an amount of $2 million plus accrued dividends of $338,176. This transaction involved the issuance of 200,000 shares of restricted common stock and cash. This transaction also repriced 400,000 warrants from an exercise price of $7.00 to $6.45. The common shares issued in the transaction are restricted securities as defined under Rule 144 of the Securities Act of 1933.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     The Exhibit Index of this Form 8-K report lists the exhibits that are hereby filed or incorporated by reference.

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                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ACT Teleconferencing, Inc.
                                             (Registrant)




Date: October 18, 2001                  /S/ Gavin Thomson
                                        -------------------------------
                                        Gavin Thomson
                                        Chief Financial Officer


                                  Exhibit Index

No.       Description
---       ----------------------
(All exhibits are filed electronically)

10.1 Asset purchase agreement by and between ACT Teleconferencing, Inc., ACT Videoconferencing, Inc. and PictureTel Corporation dated as of
          October 4, 2001 (without exhibits).

10.2      Note in the original principal amount of $2.25 million with ACT
          Teleconferencing, Inc. as maker and PictureTel Corporation as holder.*

10.3      Letter agreement between ACT Teleconferencing, Inc. and GMN Investors
          II, L.P. dated as of October 11, 2001 for the redemption of Series A
          Preferred Stock.

10.4      Amended and Restated Warrant between ACT Teleconferencing, Inc. and
          GMN Investors II, L.P.

10.5      Terms and Conditions for Purchase of Shares between ACT
          Teleconferencing, Inc. and Special Situations Fund III, L.P., Special
          Situations Cayman Fund, L.P., and Special Situations Private Equity
          Fund, L.P.

99.1      Press release dated September 21, 2001.**

99.2      Press release dated October 5, 2001.***

99.3      Press release dated October 10, 2001.****

* A note in the principal amount of $250,000 with substantially similar terms is to be held in escrow for one year in order to provide for certain indemnification claims of ACT Teleconferencing, Inc.

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**   Incorporated by reference from Exhibit 99.1 contained in the registrant's
     Form 8-K filed October 2, 2001.

*** Incorporated by reference from Exhibit 99.1 contained in the registrant's Form 8-K filed October 10, 2001.

**** Incorporated by reference from Exhibit 99.1 contained in the registrant's
     Form 8-K filed October 11, 2001.


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